UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015 (August 17, 2015)

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., STE 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On August 17 2015, Lynn Kitzmann informed the board of directors (the “Board”) of Spindle, Inc. (the “Company”) that she would resign from her position as Chief Financial Officer (“CFO”) to pursue personal opportunities.  Ms. Kitzmann’s decision to resign did not result from any disagreement with the Company, the Company’s management, or the Board of Directors.  Ms. Kitzmann has served as CFO since February 16, 2015.  Ms. Kitzmann’s transition with Spindle, Inc. will be effective on August 31, 2015.

On August 17, 2015, to fill the vacancy created by Ms. Kitzmann’s resignation, the Board approved John Devlin, current Board member and Chairman of the Audit Committee to serve as interim CFO of the Company, effective immediately.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Devlin.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Compensation Arrangements

The compensation terms with respect to Mr. Devlin’s arrangement include 180,000 shares of Spindle Restricted Common Stock per six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: August 20, 2015	By:	/s/ William Clark
William Clark
Chairman and Chief Executive Officer

3